SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2010

STRATSSM Trust for AMBAC Financial Group, Inc. Securities, Series 2007-1
(Exact Name of Registrant as Specified in Charter)

Synthetic Fixed-Income Securities, Inc.
(Exact Name of Sponsor and Depositor as Specified in its Charter)

Delaware	001-33605	52-2316339
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Numbers)	Identification No.)

Synthetic Fixed-Income Securities, Inc. 301 South College Charlotte, North Carolina		28288
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 214-6274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8      Other Events

            Item 8.01  Other Items

On November 8, 2010, Ambac Financial Group Inc. ("Ambac") voluntary filed for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.  On November 9, 2010, STRATSSM Trust for AMBAC Financial Group, Inc. Securities, Series 2007-1 (the "Trust") received notice from NYSE Regulation, Inc. (the "Exchange") that trading in the STRATS Callable Certificates, Series 2007-1 (ticker symbol "GJW") (the "Securities") issued by the Trust would be suspended as of close of business on November 9, 2010, and that the Exchange would make application to the Securities and Exchange Commission (the "Commission") to delist the Securities from the Exchange.  The Exchange stated in a press release dated November 9, 2010, that because all of Ambac's Exchange-listed securities have been suspended from trading, and because Ambac's 6.15% Directly-Issued Subordinated Capital Securities due February 15,  2037 are the only assets of the Trust, the Exchange believes that the Securities are no longer suitable for exchange trading.  The Exchange noted that it may, at any time, suspend a security if it believes that continued dealings in the security on the Exchange are not advisable.

If Ambac's obligations to file periodic reports under the Securities Exchange Act of 1934 (the "Exchange Act") are terminated or if Ambac ceases (or announces its intention to cease) filing such reports, then (i) the Trust may terminate its registration under the Exchange Act and/or (ii) the Trust may be required to dissolve and liquidate the underlying securities in accordance with the terms of the Trust Agreement.

For additional information on Ambac please see its periodic and current reports filed with the Commission under its Exchange Act file number, 001-10777. The Commission maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system, or "EDGAR." Periodic and current reports and other information required to be filed pursuant to the Exchange Act by Ambac Financial Group, Inc. may be accessed on this site. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  Please call the SEC at (800) SEC-0330 for further information on the operation of the SEC's public reference rooms. In addition, such reports and other information can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Neither Synthetic Fixed-Income Securities, Inc. nor the Trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Ambac Financial Group, Inc. nor the Trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the issuer of the underlying securities or the underlying securities themselves have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Synthetic Fixed-Income Securities, Inc.
(Registrant)

By: /s/ William Threadgill
Name: William Threadgill
Title: President

Date: November 10, 2010